EXHIBIT 23.1

CONSENT OF REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.  333-119664) of Photonic Products Group, Inc. and Subsidiaries of our report dated October 22, 2004 relating to the financial statements of MRC Precision Metal Optics, Inc., which  appears in the Current Report on  Form 8-K/A of Photonic Products Group, Inc. and Subsidiaries dated December 28, 2004.

/s/ Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP
Melville, New York

December 28, 2004